UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

G&K Services, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-4063
(Commission File Number)

41-0449530
(IRS Employer
Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2004, G&K Services, Inc. and subsidiaries (the “Company”), as borrower and initial servicer, entered into a Loan Agreement (the “Loan Agreement”) with Three Pillars Funding LLC, as lender (the “Lender”), and SunTrust Capital Markets, Inc., as administrator (“SunTrust”). The Loan Agreement is initially scheduled to expire on October 23, 2007.

The Company entered into this transaction as part of its capital structure objectives. The transaction will provide financial flexibility and debt capacity to pursue revenue growth initiatives and acquisition opportunities and will also lower the Company’s overall borrowing costs. This agreement supplements the Company’s existing unsecured credit facility and unsecured senior notes.

Under the Loan Agreement, the Lender will make loans to the Company on a revolving basis from time to time in such amounts requested by the Company up to $50 million or the amount of the applicable borrowing base, if less. To secure its performance obligations under the Loan Agreement, the Company granted a first priority security interest to the Lender in certain of its U.S. based receivables and the proceeds and collections of those receivables. The Lender has no additional recourse to the Company’s assets for an inability of the Company to perform its obligations under the Loan Agreement or any losses resulting from the financial inability of customers to pay amounts due on the receivables. As long as a termination event under the Loan Agreement has not occurred, the Company will service, administer and collect the receivables under the Loan Agreement.

The amount of funds available under the Loan Agreement will be based upon the amount of eligible receivables and various reserves required by the Loan Agreement but will not exceed the $50 million program limit. Accordingly, availability may fluctuate over time given changes in eligible receivables balances and calculation of reserves.

The Company will be required to pay interest on outstanding loan balances at a rate per annum of one month LIBOR plus a margin or, if the Lender is funding the loan through the issuance of commercial paper to third parties, at a rate per annum equal to a margin plus the average annual interest rate for such commercial paper.

The Loan Agreement contains representations, warranties, covenants, and indemnities customary for facilities of this type. The facility does not contain any covenants that the Company views as materially constraining.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: November 19, 2004	By:	/s/ Jeffrey L. Wright
	Name:	Jeffrey L. Wright
	Title:	Senior Vice President and Chief Financial Officer